EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2021 Omnibus Incentive Plan of Clear Secure, Inc. of our report dated March 29, 2022, with respect to the consolidated financial statements of Clear Secure, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

March 30, 2022